Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; 333-147148; 333-163837; 333-163838; 333-165130; 333-165132; 333-166646; and 333-174028) and Form S-4 (No. 333-176601) of Ecolab Inc. of our report dated February 25, 2011 relating to the financial statements of Nalco Holding Company for the year ended December 31, 2010, which appears in this Current Report on Form 8-K of Ecolab Inc. filed on December 2, 2011.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
December 2, 2011